Exhibit 99.1

Cesca Therapeutics Announces Change in Corporate Auditors

RANCHO CORDOVA, California – May 12, 2015 – Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that it has begun a search for a new accounting firm. Ernst & Young LLP (E&Y) has resigned as the Company's independent registered public accounting firm and E&Y's resignation has been accepted by the Company's audit committee.

The report of E&Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 2014 and 2013, and in the subsequent interim period through May 6, 2015, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

Subsequent to the completion of the audit of the Company's financial statements for the year ended June 30, 2014, E&Y determined that a deficiency in the Company's governance practices exists which was concluded to represent a material weakness in the Company's internal control over financial reporting.  This issue was discussed by the audit committee and the Company has already engaged independent outside counsel to further review its corporate governance procedures and to recommend appropriate changes.

The Company has authorized E&Y to respond fully to the inquiries of the successor accountant regarding the material weakness.

Robin C. Stracey, Interim CEO & Director of Cesca Therapeutics, stated, "The Board of Directors and Management are committed to best governance practices and are working diligently to develop and implement a robust remediation plan. We are also actively engaged in the selection and engagement of a successor independent registered public accounting firm and look forward to working with E&Y during the transition.  We will share our progress with all Cesca stakeholders."

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.Cescatherapeutics.com) is engaged in the research, development, and commercialization of autologous cell-based therapeutics for use in regenerative medicine.  We are a leader in developing and manufacturing automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products.  These include:
•
SURGWERKS™ Platform with VXP System, proprietary stem cell therapy point-of-care device kits and cell processing systems for treating vascular and orthopedic indications that integrate the following indication specific systems:

•	Cell harvesting
•	Cell processing and selection
•	Cell diagnostics
•	Cell delivery
•	CellWerksTM Platform, a proprietary stem cell laboratory kit for processing target cells used in the treatments of oncological and hematological disorders.
•
AXP® AutoXpress® Platform (AXP), a proprietary family of automated devices that includes the AXP and the MXP® MarrowXpress® and companion sterile blood processing disposables for harvesting stem cells in closed systems. The AXP device is used for the processing of cord blood.

•
The MarrowXpress Platform (MXP), a derivative product of the AXP and its accompanying disposable bag set, isolates and concentrates stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that volume-reduces blood from bone marrow to a user defined volume in 30 minutes, while retaining over 90% of the MNCs.

•	The Res-Q™ 60 (Res-Q), a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates and whole blood for platelet rich plasma (PRP).
•	The BioArchive® System, an automated cryogenic device, used by cord blood stem cell banks in more than 35 countries for cryopreserving and archiving cord blood stem cell units for transplant.

Forward Looking Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com
Investor Contact: Kirin Smith, PCG Advisory Group
+ 1-646-863-6519, or ir@cescatherapeutics.com